EXHIBIT 5.1
                                                                   -----------


[GRAPHIC OMITTED]
[LOGO - PRICEWATERHOUSECOOPERS]

------------------------------------------------------------------------------
                                                |
                                                | PRICEWATERHOUSECOOPERS LLP
                                                | CHARTERED ACCOUNTANTS
                                                | 111 5th Avenue SW, Suite 3100
                                                | Calgary, Alberta
                                                | Canada T2P5L3
                                                | Telephone +1 (403) 509 7500
                                                | Facsimile +1 (403) 781 1825



                 CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We hereby consent to the inclusion in the registration statement of Prime West Energy Trust (the "Trust") on Form F-10 (the "Registration Statement") of our report, dated February 10, 2006, to the Unitholders of the Trust on the consolidated balance sheets of the Trust as at December 31, 2005 and 2004 and the consolidated statements of income, changes in unitholders' equity and cash flows for the three years ended December 31, 2005, and of our comments by auditor for U.S. readers on Canada U.S. reporting differences dated February 10, 2006.

We also consent to the references to us under the heading "Auditors, Transfer Agent and Registrar" and "Documents Filed as Part of the Registration Statement" in the Registration Statement.



/s/ PricewaterhouseCoopers LLP

Chartered Accountants
Calgary, Alberta
May 12, 2006








PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.